As filed with the Securities and Exchange Commission on January 15, 2008

                                           Registration Statement No. 333-128922

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                         ESPEY MFG. & ELECTRONICS CORP.
             (Exact name of registrant as specified in its charter)

                      New York                         14-1387171
           (State or other jurisdiction             (I.R.S. Employer
         of incorporation or organization)         Identification No.)

                               233 Ballston Avenue
                        Saratoga Springs, New York 12866
          (Address of Principal Executive Offices, including zip code)


              Espey Mfg. & Electronics Corp. 2000 Stock Option Plan
                            (Full title of the plan)

                                 Howard Pinsley
                      President and Chief Executive Officer
                               233 Ballston Avenue
                        Saratoga Springs, New York 12866
                                 (518) 584-4100
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                            Lawrence A. Goldman, Esq.
                                  Gibbons P.C.
                               One Gateway Center
                            Newark, New Jersey 07102
                                 (973) 596-4500


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


Explanatory Note

         Espey Mfg. & Electronics Corp., a New York corporation (the "Company") is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to register certain securities previously registered by the Company pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 11, 2005 (Registration No. 333-128922) (the "Initial Registration Statement"). The Initial Registration Statement registered 129,700 shares of the Company's common stock (the "Common Stock") for issuance, offer or sale pursuant to the Company's 2000 Stock Option Plan (the "2000 Plan").

         On November 30, 2007, stockholder approval was obtained by the Company's 2007 Stock Option and Restricted Stock Plan (the "2007 Plan"), which replaced the 2000 Plan. No further grants of options will be made under the 2000 Plan. The 2000 Plan has 77,000 shares of Common Stock that would otherwise be available for grant under such plan (the "Carryover Shares") now available for issuance, offer and sale under the 2007 Plan.

         The Carryover Shares are hereby deregistered. The Initial Registration Statement otherwise continues in effect as to the balance of the shares of Common Stock remaining available for issuance, offer or sale pursuant thereto upon and the following the exercise of options previously granted under the 2000 Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Saratoga Springs, State of New York, on this 15th day of January, 2008


                                 ESPEY MFG. & ELECTRONICS CORP.


                                 By: /s/ Howard Pinsley
                                     -------------------------------------
                                     Howard Pinsley
                                     President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                               Date
---------                   -----                               ----

/s/ Howard Pinsley          Chairman of the Board, President    January 15, 2008
-----------------------     and Chief Executive Officer
Howard Pinsley

/s/ Barry Pinsley*          Director                            January 15, 2008
-----------------------
Barry Pinsley

/s/ Seymour Saslow*         Director                            January 15, 2008
-----------------------
Seymour Saslow

/s/ Michael W. Wool*        Director                            January 15, 2008
-----------------------
Michael W. Wool

/s/ Alvin O. Sabo*          Director                            January 15, 2008
-----------------------
Alvin O. Sabo

/s/ Carl Helmetag*          Director                            January 15, 2008
-----------------------
Carl Helmetag

/s/ Paul J. Corr*           Director                            January 15, 2008
-----------------------
Paul J. Corr

/s/ David O'Neil            Principal Accounting Officer        January 15, 2008
-----------------------
David O'Neil


-----------------------
*By Howard Pinsley
    Attorney in Fact